NEWS
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Cooper Tire and Sailun Announce Joint
Venture for New TBR Tire Plant in Vietnam

FINDLAY, Ohio, Dec. 12, 2018 - Cooper Tire & Rubber Company (NYSE: CTB) today announced that it has agreed to form a joint venture with Sailun Vietnam Co., Ltd. to build a manufacturing plant with the capacity to produce more than 2 million truck and bus radial (TBR) tires annually. Subject to closing and government approvals, the facility will be located near Ho Chi Minh City, Vietnam, at the site of Sailun Vietnam’s existing operations. Cooper will own 35 percent of the new venture. Total investment in facility and equipment in the joint venture is expected to be in the range of $220 to $240 million USD, funded through capital contributions and debt, with Cooper being responsible for its pro rata share. Construction of the facility is expected to begin early next year with tire production commencing in the first half of 2020.

“The JV announced today is another step forward in Cooper’s strategy to expand and diversify our TBR tire production globally, giving us additional capacity to help serve our growing original equipment and replacement TBR business around the world,” said Brad Hughes, Cooper President & Chief Executive Officer. “We are very pleased to build on the great relationship we have with Sailun to help us address opportunities in the global TBR market.”

Yuan Zhongxue, Chairman & President of Sailun Group Co. Ltd., said, “This is positive for both parties. Our work with Cooper has been extremely productive. We are happy to expand our partnership with Cooper through this new TBR tire production facility in Vietnam that will help both companies meet our customers’ needs for quality, cost-competitive products around the globe.”

Forward Looking Statements
This release contains what the company believes are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding projections, expectations or matters that the company anticipates may happen with respect to the future performance of the industries in which the company operates, the economies of the U.S. and other countries, or the performance of the company itself, which involve uncertainty and risk. Such “forward-looking statements” are generally, though not always, preceded by words such as “anticipates,” “expects,” “will,” “should,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of the company’s current views and perceptions of future events, and there can be no assurance that such statements will prove to be true.
These forward-looking statements include, among others, statements regarding the company’s planned investments in the joint venture, the expected timing of the completion of the transaction, permits and regulatory approvals, expected synergies and benefits of the transaction and expectations about future business plans and prospective performance and opportunities. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein, including the timing to consummate the potential transaction, the ability and timing to obtain required permits and regulatory approvals and satisfy other closing conditions, the company’s ability to finance planned investments in the joint venture, and the company’s ability to realize the benefits contemplated by the potential transaction.

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Cooper and Sailun Announce JV -- 2
It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected.
The company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Further information covering issues that could materially affect financial performance is contained in the company’s filings with the U.S. Securities and Exchange Commission (“SEC”).
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About Cooper Tire & Rubber Company
Cooper Tire & Rubber Company (NYSE: CTB) is the parent company of a global family of companies that specializes in the design, manufacture, marketing and sale of passenger car, light truck, medium truck, motorcycle and racing tires. Cooper's headquarters is in Findlay, Ohio, with manufacturing, sales, distribution, technical and design operations within its family of companies located in more than one dozen countries around the world. For more information on Cooper, visit www.coopertire.com, www.facebook.com/coopertire or www.twitter.com/coopertire.

Investor Contact:	Media Contact:
Jerry Bialek	Anne Roman
419.424.4165	419.429.7189
investorrelations@coopertire.com	alroman@coopertire.com